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                                                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52303) pertaining to the Lazare Kaplan International Inc. 401(k) Plan for Savings and Investment of our report dated May 16, 2000, with respect to the financial statements and schedule of the Lazare Kaplan International Inc. 401(k) Plan for Savings and Investment included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

Ernst & Young LLP
New York, New York
June 14, 2000